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EXHIBIT 10.1


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         This Amendment No. 2 to Employment Agreement is dated as of March 19, 2008, by and between Westbridge Research Group, a California corporation (the "Company") and Christine Koenemann, an individual ("Executive"), with reference to the following facts:

         A. Company and Executive entered into an Employment Agreement dated as of November 21, 2005 (the "Agreement").

         B. Company and Executive entered into an Amendment to Employment Agreement dated as of December 1, 2007 ("Amendment No. 1").

         C. Company and Executive wish to amend the Agreement, as amended, to provide for certain benefits to Executive in the event of a change in control of the Company, and for other benefits.

         Now, therefore, for due consideration, the parties agree as follows.

         1. Section 4 of the Agreement, as amended, will be amended to add the following provision:

                  "4.6 Executive shall be reimbursed by the Company for an amount of up to $2,500 per year during the term of this Agreement and for one year thereafter, for tax planning and preparation services."

         2. Subsection (c) of the Amendment No. 1 to the Agreement shall be amended to read as follows:

                  "Upon Executive's entitlement to benefits under Subsection
                  (b), (i) the Company shall pay Executive, or in the event of Executive's subsequent death or disability, Executive's beneficiaries, estate or other representative, a sum equal to three (3) full years Base Salary, immediately prior to the Change in Control, less all required and applicable withholding, regardless of the remaining term under the Agreement; and (ii) any and all unvested stock options and related rights shall immediately vest and shall be exercisable for a period of three (3) years from the date of termination. The amount referenced in (i) above shall be paid in a lump sum within ten (10) days of the date of termination or resignation.

         3. Except as provided in this Amendment No. 2, the Agreement and Amendment No. 1 shall remain in full force and effect. Section 9 through 18, of the Agreement are incorporated herein and made a part of this Amendment by this reference.


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         In Witness Whereof, the parties have executed this Amendment No. 2 as of the date first above written.

The Company:                                             Executive:

Westbridge Research Group
A California corporation
                                                         /s/ Christine Koenemann
                                                         -----------------------
                                                         Christine Koenemann
By: /s/ William Fruehling
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    William Fruehling, Chairman



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